CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated August 20, 1998 accompanying the consolidated financial statements and schedule of Jaco Electronics, Inc. as of June 30, 1998 and 1999 and for each of the three years in the period ended June 30, 1999 contained in this annual report of Jaco Electronics, Inc. on Form 10-K for the year ended June 30, 1999. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement of Jaco Electronics, Inc. on Form S-8/S-3 (File No. 33-89994, effective March 3, 1995), as amended by Post-Effective Amendment No. 1 to the Registration Statement of Jaco Electronics, Inc. on Form S-8/S-3 (File No. 33-49873, effective April 10, 1998), and the Registration Statement of Jaco Electronics, Inc. on Form S-8/S-3 (File No. 333-49877, effective April 10, 1998).



GRANT THORNTON LLP


Melville, New York
September 24, 1999
The following subsidiaries, all of which were 100% directly owned, were included in the Registrant's consolidated financial statements.